AMENDMENT TO ADMINISTRATION AGREEMENT

This AMENDMENT (“Amendment”) to the Administration Agreement dated September 9, 2010, as amended (the “Agreement”) by and between JPMorgan Chase Bank, N.A. (“JPMorgan”), as successor in interest to J.P. Morgan Investor Services Co., and AQR Funds (the “Customer”) is entered into as of May 24, 2018, among the Customer and JPMorgan, and is effective as of June 30, 2018 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Schedule 3 (B) of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.

2.	Amendments. The Agreement shall be amended as follows:

(A)	Schedule 3 (B) of the Agreement (“Fund Administration Services”) is hereby deleted in its entirety and replaced with Exhibit 1 to this Amendment.

(B)	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case maypauk be, on the date of this Amendment.

5.

Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by both parties.

6.

Law and Jurisdiction. This Amendment will be construed, regulated and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AQR FUNDS		JPMORGAN CHASE BANK, N.A

By:	/s/ Nicole DonVito	By:	/s/ Greg Cook

Name: Nicole DonVito		Name: Greg Cook

Title: Chief Legal Officer and Vice President		Title: Executive Director

Date: June 27, 2018		Date: June 26, 2018

EXHIBIT 1

SCHEDULE 3

B. Financial Reporting Services.

JPMorgan will prepare the reports and filings below for the review and approval by the Customer’s officers and, will file such documents with the SEC after having received approval from the Customer’s officers.

1.	Semi-Annual and Annual Reports.

JPMorgan will prepare financial information for the Fund’s semi-annual reports, annual reports and financial statements for prospectus updates.

2.	24f-2 Notices.

JPMorgan will prepare annual Rule 24f-2 Notice.

3.	Form N-Q.

JPMorgan will prepare Form N-Q on a quarterly basis until replaced by Form N-PORT.

4.	Form N-PORT.

JPMorgan will (i) prepare monthly data aggregation; review, and file Form N-PORT for the Fund on a monthly basis; (ii) prepare and file quarterly Form N-PORT portfolio holdings exhibit; (iv) provide daily sourcing and reporting of liquidity classifications through ICE Data Services, Inc. (“ICE”); and (iv) provide monthly sourcing of risk metrics (for applicable funds) through ICE.

5.	Form N-SAR.

JPMorgan will prepare Form N-SAR on a semi-annual basis until replaced by Form N-CEN.

6.	Form N-CEN.

JPMorgan will (i) prepare annual data aggregation; and (ii) prepare, review, and file Form N-CEN for the Fund on an annual basis, within 75 days of fiscal year end.

7.	Form N-CSR.

JPMorgan will compile information for, and otherwise assist Customer as reasonably requested in the preparation of the Fund’s Form N-CSR on a semi-annual basis.

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